Execution Copy
LOCK-UP AGREEMENT
As of June 18, 2009
Solutia Inc.
575 Maryville Centre Drive, P.O. Box 66760
St. Louis, Missouri
Ladies and Gentlemen:
     Whereas, concurrently with the execution and delivery of this Lock-Up Agreement, Solutia Inc. (the “Company”), Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, the “Selling Stockholders”) and Jefferies & Company, Inc., as representative of the underwriters listed on Schedule I of the Underwriting Agreement (the “Underwriters”), have entered into an Equity Underwriting Agreement (the “Underwriting Agreement”), dated the date hereof, providing for the public offering (the “Public Offering”) by the Underwriters of a certain number of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”);
     Whereas, concurrently with the execution and delivery of this Lock-Up Agreement and as a condition to the inducement of the Selling Stockholder’s willingness to enter into this Lock-Up Agreement, the Company and the Selling Stockholders have entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated the date hereof, pursuant to which the Company has agreed to file a shelf registration statement to register the resale of a certain number of the shares of Common Stock held by the Selling Stockholders;
     Now, therefore, to induce the Company to enter into the Registration Rights Agreement, each Selling Stockholder agrees that it will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Exchange Act) by such Selling Stockholder, or publicly announce its intention to do any of the foregoing, for a period of 75 days after the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”).
     The restrictions contained in the preceding paragraph shall not apply to (i) the shares of Common Stock to be sold in the Public Offering, (ii) any bona-fide gift of the Common Stock by the Selling Stockholders (iii) pledges by the Selling Stockholders of shares of Common Stock in favor of a lender or other similar financing source, (iv) distributions by the Selling Stockholders of the shares of Common Stock, options or warrants to acquire shares of Common Stock, or any security exchangeable or exercisable for or convertible into Common Stock to the limited partners, members or stockholders of the Selling Stockholders and (iv) any transfer to an affiliate of the Selling Stockholders; provided, that in the case of any such transfer or distribution, (x) each donee, distributee or transferee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Stockholder and (y) other than in the case of clause (iv) above, the such Selling Stockholder shall not be required to file, and shall not voluntarily file, a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, during the Lock-Up Period, and (z) in the case of clause (iv) above, any report filed under Section 16(a) of the Exchange Act in connection with such transfer, discloses that the transfer is to an affiliate of the Selling Stockholder and that the transferee will be bound by the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Stockholder.
     Each Selling Stockholder hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with the Registration Rights Agreement, this Lock-Up Agreement supersedes such registration rights agreement.
     Each Selling Stockholder hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement.
[Signature Page Follows]

HARBINGER CAPITAL PARTNERS SPECIAL
SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special
Situations GP, LLC,
its general partner

By:
Name:
Title:

HARBINGER CAPITAL PARTNERS MASTER
FUND I, LTD.

By:	Harbinger Capital Partners LLC,
its investment manager

By:
Name:
Title: